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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 8, 2001, included in this Form 11-K, into the Company's previously filed Form S-8 Registration Statement File No. 333-84251.


/s/ BDO SEIDMAN, LLP


Grand Rapids, Michigan
August 24, 2001